FORM OF AMENDMENT NO. 1
                           TO THE AMENDED AND RESTATED
                        THIRD PARTY FEEDER FUND AGREEMENT

     The Amended and Restated Third Party Feeder Fund Agreement, dated as of October 20, 1999, among E*TRADE Funds, E*TRADE Securities, Inc. and Master Investment Portfolio is hereby further amended as follows:

     1. Schedule A is hereby amended and substituted with the attached
        Schedule A.

    2.  Schedule B is hereby amended and substituted with the attached
        Schedule B.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Amended and Restated Third Party Feeder Fund Agreement to be executed by their respective officers, thereunto duly authorized, as of _________ __, 2000.

E*TRADE Funds
on behalf of itself and each Fund
set forth in Schedule A

By:

Title:



E*TRADE Securities, Inc.

By:

Title:



MASTER INVESTMENT PORTFOLIO
on behalf of itself and each Master
Portfolio set forth on Schedule B

By:

Title:



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                                   SCHEDULE A

                                  E*TRADE FUNDS

                                   PORTFOLIOS

                           E*TRADE S&P 500 Index Fund

                       E*TRADE Extended Market Index Fund

                             E*TRADE Bond Index Fund

                        E*TRADE International Index Fund

                        E*TRADE Premier Money Market Fund


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                                   SCHEDULE B

                           MASTER INVESTMENT PORTFOLIO

                                   PORTFOLIOS

                         S&P 500 Index Master Portfolio

                         Extended Index Master Portfolio

                           Bond Index Master Portfolio

                      International Index Master Portfolio

                          Money Market Master Portfolio